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                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

     This Agreement, effective as of the 1st day of August, 1999 (the "Effective Date"), is made by and between CiDRA Corporation, a Delaware Corporation ("CiDRA"), and Ann Iseley (ISELEY).

     WHEREAS, CiDRA desires to engage the services of ISELEY; and

     WHEREAS, ISELEY is willing to provide such services to CIDRA;

     NOW, THEREFORE, the parties hereto agree as follows:

1.   SERVICES OF ISELEY

     a. ISELEY will serve as CiDRA's Vice President, Chief Financial Officer, reporting directly to the President and/or Chief Executive Officer of CiDRA. ISELEY's employment with CiDRA Corporation shall commence on the Effective Date (August 1, 1999).

     b. This Agreement shall terminate on the earliest to occur of (i) ISELEY's death or Disability (as defined below), and (ii) the termination of this Agreement by CiDRA or ISELEY as evidenced by a written notice to that effect.

2.   COMPENSATION

     a. So long as ISELEY continues to perform the services specified in Section 1 and this Agreement has not terminated, ISELEY shall receive a salary at the annual rate of One Hundred Twenty-five Thousand Dollars ($125,000) (the "Annual Compensation").

     b. CiDRA shall reimburse ISELEY for her reasonable expenses incurred in performing her duties to CiDRA hereunder, subject to policies established by the Board of Directors of CiDRA (the "Board") from time to time.

     c. ISELEY shall receive such other benefits as CiDRA provides to its executive employees.

     d. ISELEY shall receive twenty-five (25) days of Paid Time Off for sickness, personal business and vacation during each calendar year, prorated in the first calendar year of ISELEY's employment with CiDRA as appropriate.

     e. CiDRA will provide medical insurance coverage for ISELEY and her family through a plan maintained by CiDRA for its employees. CiDRA shall have the right to adopt a medical insurance plan that requires some level of copayment from employees, including ISELEY.
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     f.  ISELEY shall be eligible for incentive compensation in accordance with an Incentive Compensation Plan adopted by CiDRA's Board of Directors for the Company's executive employees. CiDRA shall implement such an Incentive Compensation Plan within ninety (90) days following the Effective Date of this Agreement.

3.   RELOCATION AND SEPARATION PAYMENT/BONUS REPAYMENT

     a. No later than September 1, 1999, ISELEY will relocate to Connecticut, and work out of CiDRA's Connecticut Office.

     b. CiDRA shall reimburse ISELEY for her actual relocation expenses for moving her residence from New York to Connecticut and for any repayment of bonuses or relocation expenses to her current employer, up to a maximum amount of Thirty Five Thousand Dollars ($35,000.00). ISELEY shall submit copies of invoices and charges for her moving expenses and payments to her current employer to CiDRA's Director of Human Resources, and CiDRA shall reimburse ISELEY for such expenses within 15 days of presentation of such invoices.

4.   STOCK OPTIONS

     a. On the Effective Date, ISELEY shall receive an Incentive Stock Option under the CiDRA Corporation 1997 Stock Option Plan, as amended, to purchase One Hundred Thousand (100,000) shares of CiDRA Class A Common Stock, $.001 par value (the "Shares") at the Fair Market Value of said Shares on the Effective Date.

     b. In the event that following or in connection with a Change-in-Control (as defined below), ISELEY's employment with CiDRA is (i) terminated by CiDRA for any reason other than Cause, or (ii) terminated by ISELEY in the event of a CiDRA Breach, ISELEY's Incentive Stock Options which would otherwise vest or become exercisable solely with the passage of time and ISELEY's continued employment with CiDRA, shall immediately vest and become fully exercisable and all rights relevant to such Incentive Stock Options shall accrue immediately to ISELEY. "Change-In-Control" shall mean: (i) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of CiDRA; (ii) individuals who, as of the date hereof, constitute the entire Board of Directors of CiDRA (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided that any individual becoming a director subsequent to the date hereof whose election was approved by a vote of at lease a majority of the then Incumbent Directors shall be, for the purposes of this provision, considered as though such individual were an Incumbent Director; (iii) any consolidation or merger of CiDRA with any other entity where the stock holders of CiDRA immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing fifty percent (50%) of the

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         combined voting power of all of the outstanding securities of the entity issuing cash or securities in the consolidation or merger (or its ultimate parent corporation, if any); (iv) a third person, including a "person" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of CiDRA representing seventy-five percent (75%) or more of the total number of votes that may be cast for the election of the directors of CiDRA; or
         (vi) the Board of Directors of CiDRA , by vote of a majority of all the Directors, adopts a resolution to the effect that a "Change-in-Control" has occurred for purposes of this Agreement.

     c. In the event that the executive employees of CiDRA that are employed with CiDRA as of the Effective Date of this Agreement are offered, after the Effective Date of this Agreement, a stock option vesting plan in the event of a Change-in-Control ("Offer"} that is different from the terms of section 4b. above, CiDRA shall notify ISELEY within thirty
         (30) days of such offer, and ISELEY shall have thirty (30) days from such notice to elect to replace the terms of Section 4b above with the terms of such Offer.


5.   TERMINATION OF EMPLOYMENT

     a. If CiDRA terminates ISELEY's employment for Cause (as defined below), or ISELEY's employment terminates due to her death or Disability (as defined below), or ISELEY terminates her employment with CiDRA other than as a result of a CiDRA Breach (as defined below):

         i) CiDRA shall not be required to pay any compensation for termination; and

         ii) ISELEY shall not thereafter continue to participate in any benefit plans of CiDRA.

     b. In the event that ISELEY's employment is terminated by CiDRA without Cause, or by ISELEY within six (6) months following a CiDRA Breach, CiDRA will provide ISELEY with severance pay equal to six (6) months Annual Compensation then in effect to be paid following such termination.

In the event of such a termination, the foregoing shall be ISELEY's sole and exclusive remedy and ISELEY shall not be entitled to any other or further payments, compensation or benefits from CiDRA.

     c.  For purposes of this Agreement:

         i) "Cause" shall mean any act of or omission by ISELEY in the conduct of ISELEY's duties and responsibilities which constitutes gross negligence or willful misconduct, or any act of or omission by ISELEY outside the

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              course of ISELEY's duties and responsibilities which involves dishonesty or criminal conduct. In the event the Board believes it has Cause to terminate ISELEY's employment, it shall give written notice to ISELEY stating the specific grounds constituting Cause. In the event that the Cause alleged constitutes any act or omission in the conduct of ISELEY's duties and responsibilities which constitutes gross negligence or willful misconduct, ISELEY shall have an opportunity within five (5) days after receiving such notice to meet with the Board to discuss such allegations of Cause.

        ii) A "CiDRA Breach" shall mean a material adverse change in the current responsibilities (including a change in reporting relationship), compensation, or location of ISELEY, and such failure continues for a period of ten (10) days following notice of such failure by ISELEY to the Board. Any such notice shall specifically state the grounds which ISELEY alleges constitutes a CiDRA Breach.

        iii) "Disability" shall mean ISELEY's incapacity due to physical or mental illness as certified in writing by a physician selected by ISELEY and reasonably acceptable to CiDRA (it being understood that (i) such physician shall be deemed to be reasonably acceptable to CiDRA if, within a period of fifteen (15) days after ISELEY notifies CiDRA of the name of such physician, CiDRA does not object to the use of such physician, and (ii) if ISELEY fails to select a physician within fifteen (15) days after a written request from CiDRA to do so, CiDRA shall have the right to select the physician to examine ISELEY).

6.   NONCOMPETITION

     a. Except as provided in Section 7.c. below, ISELEY agrees that during the term of this Agreement and for a period of two (2) years after the termination of ISELEY's employment hereunder for any reason, ISELEY will not, acting alone or in conjunction with others, directly or indirectly, without the consent in writing of the Board:

        i) Engage (either as owner, partner or stockholder wherein ISELEY's interest represents more that 5% of ISELEY net worth, or as employer, employee, consultant or otherwise) in any Competitive Business (as defined below);

        ii) Induce any customers of CiDRA or any of its affiliates to curtail or cancel their business with any of them or induce any person or entity to do business with any competitor of CiDRA or any of its affiliates in competition with the business of CiDRA or any of its affiliates;

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        iii)  Solicit or canvass business in connection with fiber optic sensing in the oil and gas industry from any person or entity who was a customer of CiDRA or any of its affiliates during the period in which ISELEY's services are or were provided to CiDRA or any of its affiliates; or

        iv) Induce, or attempt to influence, any employee of CiDRA or any of its affiliates to terminate his/her employment.

A Competitive Business shall be any business that is engaged in developing and producing (and not just using the information from) fiber optic sensors in the oil and gas industry. The provisions of each of clauses i, ii, iii, and iv above are separate and distinct commitments independent of each of the other clauses.

7.   PROPRIETARY INFORMATION AND INVENTIONS

     a.  ISELEY's interest in:

         i) Any and all inventions, improvements and ideas (whether or not patentable or copyrightable) which ISELEY has made or conceived, or which she may make or conceive, either solely or jointly with others, at any time during the term of this Agreement; and

         ii) Any suggestion, proposal, writing, drawing and the like of any sort whatsoever, including any interest in any copyright or patent, which ISELEY creates or assists in creating during her engagement with or provision of services to CiDRA;

         which is a Competitive Business as defined above (including the businesses of its affiliates) shall be the exclusive property of CiDRA, its successors, assignees, or nominees.

         (The items specified above in this Section 7.a. are hereinafter collectively called "Proprietary Subject Matter"). ISELEY shall fully and promptly disclose to CiDRA all Proprietary Subject Matter made or conceived during the term of ISELEY's employment. ISELEY shall not knowingly or intentionally assign or otherwise relinquish any rights in such Proprietary Subject Matter to any third party without the prior written consent of the Board.

     b. At the request and expense of CiDRA, but without further compensation to ISELEY beyond the provisions of this Agreement, ISELEY shall promptly consent to such acts and execute, acknowledge and deliver all such papers, including without limitation patent and copyright applications, as may be necessary or desirable in the sole discretion of CiDRA, to obtain, to protect, to maintain, or to vest in CiDRA the entire right, title and interest in and to Proprietary Subject Matter, and in and to any patent applications, patents, copyright applications, copyrights, or other proprietary rights of any kind relating thereto, in all countries of the world; including rendering such

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         assistance as CiDRA may request, at CiDRA's expense, in any future contemplated or pending litigation, Patent Office proceeding, or other proceeding.

     c. ISELEY will not knowingly or negligently disclose, or cause others to disclose to CiDRA or any of its affiliates, or induce CiDRA or any of its affiliates to use, any information or material which is the property of other individuals or companies and which there is any reason to believe is of proprietary or confidential nature, except with the consent of the owners of such information or material.

     d. Since the services which ISELEY is rendering to CiDRA will include, and ISELEY shall have access to, CiDRA's knowledge and information of private or confidential or secret nature, ISELEY shall not during, or after, the term of this Agreement, except as reasonably required in the normal course of CiDRA's business or as authorized in writing by the Board, publish, disclose or make use of, or authorize anyone else to publish, to disclose or otherwise make use of, any such knowledge or information, whether of a technical or of a non-technical nature, which in any way relates to the design, construction, manufacture or sale of CiDRA's services or products.

     e. All documents, written information and other terms including but not limited to notes, sketches, manuals, blueprints, notebooks, products, tools, fixtures, records and information relating to the services or products of CiDRA or its subsidiaries, made or obtained by ISELEY through ISELEY's provision of services to, or employment by CiDRA, shall be the exclusive property of CiDRA and shall be delivered by ISELEY to CiDRA upon termination of this Agreement (whether such termination is caused by an act of CiDRA or by ISELEY or by any other act), or any other time as requested by CiDRA.

8.   GOVERNING LAW; ARBITRATION; INJUNCTIVE AND OTHER RELIEF

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut applicable to agreements made and to be performed entirely in Connecticut. Each party hereby irrevocably consents to the exclusive jurisdiction of the federal and state courts located in Hartford, Connecticut with respect to any actions which may arise in connection with this Agreement and are not required by this Section 8 to be arbitrated. Except as provided in this Section 8, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     Each of the parties to this Agreement acknowledges that a breach of this Agreement may cause the other party irreparable harm which may not be adequately compensated by money damages. Therefore, in the event of a breach or threatened breach

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by a party, injunctive or other equitable relief will be available to the other party, and any arbitrator acting pursuant to this Agreement shall have the authority to provide such injunctive or other equitable relief. Remedies provided herein are not exclusive, except as provided in Section 5.b.

     The arbitrator shall have the authority to award such remedies or relief that a court of the State of Connecticut could order or grant in an action governed by Connecticut law, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitration proceedings shall be conducted in Hartford, Connecticut.

     Notwithstanding the foregoing, any party may bring and pursue an action in any Federal or State court located in Hartford, Connecticut seeking provisional relief, including a temporary restraining order or preliminary injunction, pending an arbitration proceeding. Any provisional relief obtained shall be discontinued once the arbitrator has assumed jurisdiction and ordered such discontinuance.

9.   MISCELLANEOUS

     a. Survival. Notwithstanding anything in this Agreement to the contrary, Sections 6, 7, and 8 shall survive any termination of this Agreement.

     b. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     c. Entire Agreement; Amendment. This Agreement and the attachment hereto together constitute the full and entire understanding and agreement between the parties with regard to the subjects hereto and thereof. None of this Agreement and the attachment hereto or any term hereof or thereof may be amended, waived, discharged or terminated, except by a written instrument signed by both of the parties hereto.

     d. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid, delivered either by hand or by messenger, or transmitted by electronic telecopy (fax) addressed:

        If to CiDRA:

           CiDRA Corporation
           Attn: Law Department
           50 Barnes Park North
           Wallingford, CT   06492

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         With a copy to:

           Frank J. Marco, Esquire
           Day, Berry & Howard LLP
           CityPlace I
           Hartford, CT  06103-3499
           Fax:  (860) 275-0255

         If to ISELEY, at:

           Ann Iseley
           Address on file with the CiDRA

         or at such other address as any party shall have furnished to the others in writing. All such notices and other written communications shall be effective (i) if mailed, seven (7) days after mailing [if mailed from outside the United States, such mailing must be by airmail and said seven (7) days shall be fourteen (14) days], (ii) if delivered, upon delivery, or (iii) if faxed, one (1) business day after transmission and acknowledgement of receipt by telephone or fax.

     e. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party hereto upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or any similar breach or default thereafter occurring. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement or any waiver on the part of any party hereto of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     f. Separability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. ISELEY and CiDRA acknowledge that the restrictive covenants herein have been negotiated in good faith and they believe that such restrictive covenants are reasonable and are not more restrictive or broader than are necessary to protect the interests of the parties hereto, and would not achieve their intended purpose if they were on different terms or for periods of time shorter than the periods of time provided herein or applied in more restrictive geographical areas than are provided herein. Each party further acknowledges and agrees that the CiDRA businesses are highly competitive, that CiDRA would not enter into this Agreement but for the

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         covenants contained in Section 4, and that such covenants are essential to protect the value of the CiDRA businesses. ISELEY and CiDRA acknowledge and confirm that competition by ISELEY would likely cause irreparable injury to CiDRA and its affiliates. If, however, it shall be determined at any time by any arbitrator or court of competent jurisdiction that this Agreement, as written, is unenforceable because the restrictions set forth herein are unreasonable, the parties hereto agree that such portions as shall have been determined to be unreasonably restrictive shall thereupon be deemed so amended as to make such restrictions reasonable in the determination of such arbitrator or court, and the said covenants, as so modified, shall be enforceable between the parties to the same extent as if such amendments had been made prior to the date of any alleged breach of said covenants.



     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the Effective Date.


                                     CiDRA CORPORATION


     /s/ Ann Iseley                  /s/ F. Kevin Didden
     --------------                  --------------------
     Ann Iseley                      By:  F. Kevin Didden
                                          President & CEO

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